EXHIBIT 99.1

ADTRAN, Inc. Reports Earnings for the Second Quarter 2018 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)—July 17, 2018-- ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter 2018. For the quarter, sales were $128.0 million compared to $184.7 million for the second quarter of 2017. Net loss was $7.7 million compared to net income of $12.4 million for the second quarter of 2017. Earnings per share, assuming dilution, were a loss of $0.16 compared to income of $0.26 for the second quarter of 2017. Non-GAAP earnings per share were a loss of $0.10 compared to income of $0.30 for the second quarter of 2017. GAAP earnings per share include the expense of stock-based compensation, acquisition related amortizations and other expenses, and a restructuring program. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chairman and Chief Executive Officer Tom Stanton stated, “Our second quarter results showed steady improvement from the previous quarter.  We are pleased with our quarter-over-quarter growth in revenue and gross margins.  Looking ahead, we expect our international business to remain strong through the second half of the year. We are also encouraged by what we are seeing in our North American carrier and cable/MSO business – all of which indicate further momentum as we head into 2019.”

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2018. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on August 1, 2018. The ex-dividend date is July 31, 2018, and the payment date is August 15, 2018.

The Company confirmed that it will hold its second quarter conference call Wednesday, July 18, 2018, at 9:30 a.m. Central Time. ADTRAN will webcast this conference. To listen, simply visit the Investor Relations site at www.investors.adtran.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site approximately 24 hours following the call and will remain available for at least 12 months. For more information, visit www.investors.adtran.com or via email at investor.relations@adtran.com. ADTRAN, Inc. is the leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. Please visit us at www.adtran.com, LinkedIn and Twitter.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2017. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	June 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$100,319	$86,433
Short-term investments	6,069	16,129
Accounts receivable, net	76,135	144,150
Other receivables	28,163	26,578
Inventory, net	120,537	122,542
Prepaid expenses and other current assets	9,464	17,282
Total Current Assets	340,687	413,114

Property, plant and equipment, net	82,910	85,079
Deferred tax assets, net	35,615	23,428
Goodwill	3,492	3,492
Other assets	32,429	13,725
Long-term investments	144,437	130,256
Total Assets	$639,570	$669,094

Liabilities and Stockholders' Equity
Accounts payable	$60,150	$60,632
Unearned revenue	14,307	13,070
Accrued expenses	14,785	13,232
Accrued wages and benefits	14,913	15,948
Income tax payable	11,948	3,936
Total Current Liabilities	116,103	106,818

Non-current unearned revenue	3,639	4,556
Other non-current liabilities	34,601	34,209
Bonds payable	25,600	25,600
Total Liabilities	179,943	171,183

Stockholders' Equity	459,627	497,911

Total Liabilities and Stockholders' Equity	$639,570	$669,094

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Sales
Products	$115,063	$155,543	$220,316	$299,140
Services	12,985	29,130	28,538	55,812
Total Sales	128,048	184,673	248,854	354,952
Cost of Sales
Products	69,629	79,663	138,241	156,327
Services	8,423	20,384	20,884	40,290
Total Cost of Sales	78,052	100,047	159,125	196,617
Gross Profit	49,996	84,626	89,729	158,335
Selling, general and administrative expenses	32,080	34,706	65,611	69,495
Research and development expenses	30,729	33,557	63,578	65,528
Operating Income (Loss)	(12,813)	16,363	(39,460)	23,312
Interest and dividend income	913	972	1,779	1,905
Interest expense	(132)	(137)	(264)	(278)
Net realized investment gain	990	1,390	893	1,860
Other expense, net	(217)	(719)	(274)	(585)
Gain on bargain purchase of a business	—	—	11,322	—
Income (loss) before provision for income taxes	(11,259)	17,869	(26,004)	26,214
(Provision) benefit for income taxes	3,589	(5,468)	7,520	(7,162)
Net Income (Loss)	$(7,670)	$12,401	$(18,484)	$19,052

Weighted average shares outstanding – basic	47,856	48,036	48,043	48,232
Weighted average shares outstanding – diluted	47,902	48,413	48,091	48,675

Earnings (loss) per common share – basic	$(0.16)	$0.26	$(0.38)	$0.40
Earnings (loss) per common share – diluted	$(0.16)	$0.26	$(0.38)	$0.39

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net Income (Loss)	$(7,670)	$12,401	$(18,484)	$19,052
Other Comprehensive Income (Loss), net of tax
Net unrealized gains (losses) on available-for-sale securities	104	373	(3,308)	1,708
Net unrealized losses on cash flow hedges	—	(417)	—	(338)
Defined benefit plan adjustments	5	86	67	141
Foreign currency translation	(3,424)	2,619	(2,582)	3,861
Other Comprehensive Income (Loss), net of tax	(3,315)	2,661	(5,823)	5,372
Comprehensive Income (Loss), net of tax	$(10,985)	$15,062	$(24,307)	$24,424

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(18,484)	$19,052
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,526	8,377
Amortization of net premium on available-for-sale investments	20	238
Net realized gain on long-term investments	(893)	(1,860)
Net (gain) loss on disposal of property, plant and equipment	68	(11)
Gain on bargain purchase of a business	(11,322)	—
Stock-based compensation expense	3,603	3,739
Deferred income taxes	(16,384)	(2,772)
Changes in operating assets and liabilities:
Accounts receivable, net	66,931	13,911
Other receivables	9	571
Inventory	2,063	(7,547)
Prepaid expenses and other assets	10,157	(9,853)
Accounts payable	683	(10,910)
Accrued expenses and other liabilities	2,008	(2,629)
Income tax payable	6,945	10,273
Net cash provided by operating activities	52,930	20,579

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,183)	(7,509)
Proceeds from disposals of property, plant and equipment	—	16
Proceeds from sales and maturities of available-for-sale investments	86,436	81,891
Purchases of available-for-sale investments	(89,801)	(65,140)
Acquisition of business	(7,806)	—
Net cash provided by (used in) investing activities	(15,354)	9,258

Cash flows from financing activities:
Proceeds from stock option exercises	369	1,722
Purchases of treasury stock	(12,774)	(17,311)
Dividend payments	(8,679)	(8,719)
Net cash used in financing activities	(21,084)	(24,308)

Net increase in cash and cash equivalents	16,492	5,529
Effect of exchange rate changes	(2,606)	3,374
Cash and cash equivalents, beginning of period	86,433	79,895

Cash and cash equivalents, end of period	$100,319	$88,798

Supplemental disclosure of non-cash investing activities:
Purchases of property, plant and equipment included in accounts payable	$209	$454

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expense was recorded in the following Consolidated Statements of Income categories for three and six months ended June 30, 2018 and 2017:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Restructuring expense included in cost of sales	$391	$—	$2,761	$—

Selling, general and administrative expense	634	—	2,400	—
Research and development expense	—	—	1,814	—
Restructuring expense included in operating expenses	634	—	4,214	—

Total restructuring expense	1,025	—	6,975	—
Provision for income taxes	(267)	—	(1,814)	—

Total restructuring expense, net of tax	$758	$—	$5,161	$—

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope), and on March 19, 2018, we closed on the acquisition of Sumitomo Electric Lightwave Corp.’s North American EPON business (Sumitomo). Acquisition related expenses, amortizations and adjustments for the three and six months ended June 30, 2018 and 2017 for all four transactions are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$158	$316	$316

NSN BBA acquisition
Amortization of acquired intangible assets	90	129	182	337
Amortization of other purchase accounting adjustments	1	10	1	38
Subtotal - NSN BBA acquisition	91	139	183	375

CommScope acquisition
Amortization of acquired intangible assets	125	608	250	1,294
Amortization of other purchase accounting adjustments	—	31	1	81
Acquisition related professional fees, travel and other expenses	—	—	—	8
Subtotal - CommScope acquisition	125	639	251	1,383

Sumitomo acquisition
Amortization of acquired intangible assets	662	—	772	—
Amotization of other purchase accounting adjustments	79	—	79	—
Acquisition related professional fees, travel and other expenses	27	—	124	—
Subtotal - Sumitomo acquisition	768	—	975	—

Total acquisition related expenses, amortizations and adjustments	1,142	936	1,725	2,074
Provision for income taxes	(301)	(354)	(457)	(779)
Total acquisition related expenses, amortizations and adjustments, net of tax	$841	$582	$1,268	$1,295

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Cost of goods sold	$430	$31	$489	$81

Selling, general and administrative expenses	319	52	585	114
Research and development expenses	393	853	651	1,879
Total acquisition related expenses, amortizations and adjustments included in operating expenses	712	905	1,236	1,993

Total acquisition related expenses, amortizations and adjustments	1,142	936	1,725	2,074
Provision for income taxes	(301)	(354)	(457)	(779)
Total acquisition related expenses, amortizations and adjustments, net of tax	$841	$582	$1,268	$1,295

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Stock-based compensation expense included in cost of sales	$102	$93	$197	$184

Selling, general and administrative expense	995	1,008	2,030	2,024
Research and development expense	687	755	1,376	1,531
Stock-based compensation expense included in operating expenses	1,682	1,763	3,406	3,555

Total stock-based compensation expense	1,784	1,856	3,603	3,739
Tax benefit for expense associated with non-qualified options, PSUs, RSUs and restricted stock	(340)	(433)	(724)	(813)

Total stock-based compensation expense, net of tax	$1,444	$1,423	$2,879	$2,926

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP earnings per common share - diluted	$(0.16)	0.26	$(0.38)	$0.39

Restructuring expense	0.02	—	0.11	—
Acquisition related expenses, amortizations and adjustments	0.02	0.01	0.03	0.03
Stock-based compensation expense	0.03	0.03	0.06	0.06
Gain on bargain purchase of a business	—	—	(0.24)	—

Non-GAAP earnings per common share - diluted(1)	$(0.10)	0.30	$(0.43)	$0.48

(1) Table may not foot due to rounding